EXHIBIT 99.1
                                                                    ------------
[DSL LOGO]

                            545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                           Tel: 1-877-DSL-NET1 Fax: 203-624-3612
                                            Email: info@dsl.net Web: www.dsl.net

DSL.NET REPORTS FIRST QUARTER 2003 RESULTS;
FIRST QUARTER REVENUE INCREASES 47%,
GROSS MARGIN INCREASES 70% AND
ADJUSTED EBITDA IMPROVES 10% FROM YEAR EARLIER

NEW HAVEN, Conn. -(BUSINESS WIRE), May 13, 2003 - DSL.net, Inc. (NASDAQ: DSLN), a leading nationwide provider of broadband communications services to businesses, today reported first quarter 2003 financial results.

Revenue for the first quarter of 2003 was $16.8 million, representing a 47% increase from first quarter of 2002 revenue of $11.4 million. The Company ended the first quarter with approximately 33,800 installed broadband subscriber lines, a 57% increase compared to a year earlier.

The Company generated gross margin, or revenue less network expense, of $4.5 million for the first quarter of 2003, representing a 70% improvement over gross margin of $2.7 million for the first quarter of 2002.

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation ("Adjusted EBITDA") for the first quarter of 2003 was negative $3.5 million, a 10% improvement compared to negative $3.9 million in the first quarter of 2002.

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the first quarter of 2003 was negative $3.9 million, a 14% improvement over first quarter of 2002 free cash flow of negative $4.5 million.

Adjusted EBITDA and free cash flow in the first quarter of 2003 were affected by expenses related to integration of network assets and related subscriber lines acquired from Network Access Solutions Corporation (NAS).

 "Consistent with our previous quarters, we continued to generate improved cash flows in the first quarter of 2003. In addition, we made significant progress integrating network assets and related subscriber lines acquired from NAS at the beginning of the quarter," said David F. Struwas, chairman and chief executive officer of DSL.net. "We also continued to pursue external growth opportunities and, shortly after the first quarter closed, we announced plans for a strategic acquisition of substantially all of the assets and operations of TalkingNets, Inc. We believe this transaction can provide us with tremendous value by allowing us to incorporate a voice platform into our existing data network - and positioning us to realize new revenue streams and margins."

Net loss for the quarter ended March 31, 2003, was $9.2 million, representing a 3% improvement over net loss of $9.5 million for the first quarter of 2002. Further improvements in net loss on a year-over-year basis were offset by the expenses associated with the NAS integration.

On a per share basis, the Company reported a net loss applicable to common stockholders of $0.20 per share for the first quarter of 2003, compared to $0.18 per share for the same period a year earlier. The 2003 period included charges for dividends and accretions on a larger amount of outstanding preferred stock than the 2002 period. These preferred stock-related charges translated into $0.06 per share for the first quarter of 2003, compared to $0.03 per share for the first quarter of 2002.

At the end of the first quarter of 2003, the Company had $4.5 million in cash. The Company has a $15 million revolving credit facility for general corporate purposes, with availability based on third-party guarantees. As part of its ongoing financing activities, the Company has secured $9.1 million of such guarantees and has drawn approximately $6.1 million under the facility. Total assets at the end of the first quarter were $66.7 million.

"We are aggressively pursuing multiple avenues of financing to fund our existing business plan," said Robert J. DeSantis, chief financial officer of DSL.net. "We believe our first quarter 2003 financial results and recent strategic acquisitions improve DSL.net's value proposition for investors."

DSL.net will host a conference call to discuss results for the quarter, as well as future plans and expectations, today at 11 a.m., Eastern Time. Interested parties may listen to the live audio webcast of the call by visiting the investor relations section of DSL.net's Web site, www.dsl.net. The call also may be accessed live via telephone by dialing 800-589-4298, confirmation code 466554. For those unable to access the live conference call, an audio replay will be available until 11 p.m., Eastern Time, on May 27, 2003, by dialing 888-203-1112 and entering code 466554. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services; as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net's ability to execute its business plan in a timely manner to generate the forecasted financial and operating results and liquidity;
(iv) DSL.net's need for additional funds by the third quarter of 2003, which may not be available on acceptable terms or at all, which could adversely impact DSL.net's ability to implement its business plan and continue as a going concern, and which has resulted in DSL.net's independent accountants including a "going concern" discussion in their report on DSL.net's 2002 financial statements; (v) failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives or obtain additional capital could have a material adverse effect on DSL.net's results of operations or financial position, or cause it to pursue strategic alternatives or discontinue some, a significant portion or all of its operations; (vi) risks associated with acquisitions, including difficulties in identifying and completing acquisitions, integrating acquired businesses or assets and realizing the revenue, earnings or synergies anticipated from any acquisitions; (vii) risks associated with the completion of DSL.net's pending acquisition of assets and subscriber lines from TalkingNets, Inc.; (viii) risks associated with DSL.net's ability to draw amounts under its bank credit facility; (ix) competition; (x) risks associated with the possible removal of DSL.net's common stock from the Nasdaq SmallCap Market, which removal could adversely impact the pricing and trading of DSL.net's common stock; (xi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business; and (xii) DSL.net's dependence on wholesale providers to provide it with local DSL and T1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2002, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:

            Media:                              Investors:
            Joe Tomkowicz                       Bob DeSantis
            203-782-3885                        203-782-3267
            jtomkowicz@dsl.net                  investors@dsl.net


(Financial Tables Follow)

                                  DSL.NET, INC.
                            STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (unaudited)

                                                                                   THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                           -----------------------------------
                                                                               2002                   2003
                                                                           ------------           ------------
Revenue                                                                    $     11,381           $     16,765
                                                                           ------------           ------------
Operating expenses:
       Network  (excluding $7 and
       $7 of stock compensation, respectively)                                    8,712                 12,238
       Operations (excluding $15 and
       $9 of stock compensation, respectively)                                    1,991                  2,756
       General and administrative (excluding $111 and
       $52 of stock compensation, respectively)                                   3,402                  3,056
       Sales and marketing (excluding $214 and
       $210 of stock compensation, respectively)                                  1,197                  2,233

       Stock compensation                                                           347                    278
       Depreciation and amortization                                              5,114                  4,837
                                                                           ------------           ------------
           Total operating expenses                                              20,763                 25,398
                                                                           ------------           ------------

Operating loss                                                                   (9,382)                (8,633)
                                                                           ------------           ------------
Interest (expense) income, net                                                     (245)                  (564)

Other income (expense), net                                                         172                    (46)
                                                                           ------------           ------------
       Net loss                                                            $     (9,455)          $     (9,243)
                                                                           ============           ============

Net loss applicable to common stockholders:
       Net loss                                                            $     (9,455)          $     (9,243)
       Dividends on preferred stock                                        $       (594)                (1,050)
       Accretion of preferred stock, net of issuance costs                       (1,597)                (3,010)
                                                                           ------------           ------------
       Loss applicable to common stockholders                              $    (11,646)          $    (13,303)
                                                                           ============           ============

Net loss per common share - basic and diluted                              $      (0.18)          $      (0.20)
                                                                           ============           ============

Shares used in computing net loss per share                                  64,743,155             64,931,588
                                                                           ============           ============

Other data:
  Reconciliation of net loss to adjusted EBITDA & free cash flow:
       Net loss                                                            $     (9,455)          $     (9,243)
       Add back:

            Interest and other expense (income), net                                 73                    610
            Depreciation and amortization                                         5,114                  4,837
            Stock compensation                                                      347                    278
                                                                           ------------           ------------
       Adjusted EBITDA                                                           (3,921)                (3,518)
            Less Capital Expenditures                                              (605)                  (378)
                                                                           ------------           ------------
       Free cash flow                                                      $     (4,526)          $     (3,896)
                                                                           ============           ============

                             CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                   (unaudited)


                                                          DECEMBER 31,      MARCH 31,
                                                              2002             2003
                                                            -------          -------
Cash and cash equivalents (a)                               $11,319          $ 4,482
Accounts receivable, net of allowances                        4,358            8,330
Other current assets                                          2,048            2,786
                                                            -------          -------
       Total current assets                                  17,725           15,598
Net property and equipment                                   23,066           32,968
Other assets                                                 12,705           18,145
                                                            -------          -------
Total assets                                                 53,496           66,711
                                                            =======          =======

Current liabilities                                          16,734           21,818
Long-term obligations - less current portion                  1,889           12,326
Mandatorily redeemable convertible preferred stock           14,122           18,182
Stockholders' equity                                         20,751           14,385
                                                            -------          -------
                                                            $53,496          $66,711
                                                            =======          =======

(a) Includes restricted cash of approximately $1 and $4 at December 31, 2002 and March 31, 2003, respectively.